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                                                             EXHIBIT 23.2




                       CONSENT OF INDEPENDENT AUDITORS



     We consent to the references to our firm under the caption "Experts" and "Selected Consolidated Financial Information" and to the use of our report dated August 1, 1997, in Amendment No. 1 to the Registration Statement (Form SB-2 No. 333-70865) and related Prospectus of Javelin Systems, Inc. for the registration of 2,875,000 shares of its common stock.


                                         Ernst & Young LLP


Orange County, California
February 9, 1999